Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 1, 2007 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Item 8 of Alcan Inc.’s 2006 Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the references to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chartered Accountants
Montreal, Canada
June 23, 2008